Exhibit 10.2

BRONCO DRILLING COMPANY, INC.

_______________________

WARRANT AGREEMENT

_______________________

DATED AS OF SEPTEMBER 18, 2009

WARRANT TO PURCHASE 5,440,770 SHARES OF COMMON STOCK

1. ISSUANCE AND EXECUTION OF WARRANT CERTIFICATES		1
1.1	Issuance of Warrant	1
1.2	Execution of Warrant Certificate	1
2. CERTAIN COVENANTS		1
2.1.	Reservation of Common Shares	1
2.2.	Common Shares To Be Duly Authorized and Issued, Fully Paid and Nonassessable	1
2.3.	Listing of Stock	1
2.4.	Transfer Taxes	1
2.5.	Governmental Filings	1
2.6.	Further Assurances	1
3. REPRESENTATIONS AND WARRANTIES		1
3.1.	Representations and Warranties of the Company	1
3.2.	Representations and Warranties of the Investor	3
4. INTERPRETATION OF THIS AGREEMENT		3
4.1.	Certain Defined Terms	3
4.2.	Descriptive Headings	4
5. MISCELLANEOUS		4
5.1.	Expenses	4
5.2.	Indemnity	4
5.3.	Amendment and Waiver	4
5.4.	No Rights or Liabilities as a Stockholder	4
5.5.	Entire Agreement	4
5.6.	Successors and Assigns	4
5.7.	Notices	4
5.8.	Survival	4
5.9.	Severability	4
5.10.	Draftsmanship	4
5.11.	Counterparts	4
5.12.	Waiver of Jury Trial, Consent to Jurisdiction	4
5.13.	Governing Law	5

  -i-

Schedule I               -  Name and Address of Investor
Exhibit A                 -  Form of Warrant Certificate
Exhibit B                  -  Certificate of Incorporation of the Company
Exhibit C                  -  Bylaws of the Company

-ii-

WARRANT AGREEMENT

This Warrant Agreement, dated as of September 18, 2009, by and among Bronco Drilling Company, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Company”), and the party listed on Schedule I hereto (the “Investor” provided that if the Warrant (as defined below), or any portion thereof, shall be transferred or sold to any member of the Investor Group (as defined in the Warrant Certificate), all references herein to the “Investor” shall mean and include such member of the Investor Group to whom such Warrant is so transferred or sold).

RECITALS:

WHEREAS, certain capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 4.1 hereof;

WHEREAS, the Board has authorized the issuance to the Investor of a warrant (the “Warrant”) to purchase 5,440,770 shares of Common Stock, par value of $0.01 per share, of the Company (the “Common Shares”), subject to adjustment on the terms set forth in the Warrant Certificate;

WHEREAS, in connection with the issuance of the Warrant to the Investor as herein provided, the Company has entered into that certain Credit Agreement, dated as of the date hereof, among the Company, as borrower, certain Subsidiaries of the Company, as guarantors, and the Investor, as the lender thereunder (as it may be amended from time to time, the “Credit Agreement”) and, in connection therewith, the Company has agreed to issue the Warrant to the Investor on the terms set forth herein and in the Warrant Certificate; and

WHEREAS, in connection with the issuance of the Warrant to the Investor as herein provided, the Company has entered into that certain Registration Rights Agreement, dated as of the date hereof, among the Company and the Investor (as it may be amended from time to time, the “Registration Rights Agreement”).

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

1.	ISSUANCE AND EXECUTION OF WARRANT CERTIFICATE.

1.1. Issuance of Warrant. Concurrently with the execution and delivery of this Agreement, the Company shall issue and deliver to the Investor a warrant certificate (the “Warrant Certificate”) evidencing the Warrant to purchase the number of shares of Common Stock set forth opposite the name of the Investor on Schedule I hereto, with the Warrant Certificate being substantially in the form attached as Exhibit A hereto.

1.2. Execution of Warrant Certificate.

(a) The Warrant Certificate shall be executed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer, one of its Vice Presidents or any other officer of the Company authorized by the Board.  In case the officer of the Company who shall have signed the Warrant Certificate (or any Warrant Certificate issued in replacement or substitution therefor) shall cease to be such an officer of the Company before issuance and delivery by the Company of such Warrant Certificate, such Warrant Certificate nevertheless may be issued and delivered with the same force and effect as though the individual who signed such Warrant Certificate had not ceased to be such an officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement or the delivery of any such Warrant Certificate any such individual was not such an officer.

(b) Registration Books.  The Company will keep or cause to be kept at its office maintained at the address of the Company set forth in Section 5.7 hereof, or at such other office of the Company of which the Company shall have given notice to each holder of a Warrant Certificate, books for registration and transfer of the Warrant Certificate issued hereunder.  Such books shall show the names and addresses of the respective each holder of a Warrant Certificate, the registration number and the number of Common Shares from time to time issuable upon exercise of any Warrant evidenced by each Warrant Certificate and the date of each such Warrant Certificate.

2.	CERTAIN COVENANTS.

2.1. Reservation of Common Shares.  The Company covenants and agrees that from and after the date hereof and until the date on which the Warrant has been fully exercised, it will at all times have such number of Common Shares reserved as authorized but unissued capital stock of the Company, free of preemptive or similar rights, as will be sufficient to permit the exercise in full of the Warrant issued hereunder (without regard to any limitations on the exercise thereof that may be set forth in the Warrant Certificate).

2.2. Common Shares To Be Duly Authorized and Issued, Fully Paid and Nonassessable.  The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon the exercise of the Warrant, at the time of delivery of the certificates representing such shares, shall be duly and validly authorized and issued and fully paid and nonassessable, free of any preemptive or similar rights and free of any Lien, other than Liens arising under applicable federal and state securities laws and Liens arising from the actions of the applicable holder of a Warrant.

2.3. Listing of Stock.  As soon as reasonably practical following the date hereof, the Company shall, at its expense, cause the Common Shares issuable upon exercise of the Warrant to be listed on the same national securities exchange on which the Common Shares are listed, subject to official notice of issuance, and the Company shall use its commercially reasonable efforts to maintain such listing for so long as any Common Shares are so listed on such exchange.

2.4. Transfer Taxes.  The Company covenants and agrees that it will pay when due and payable any and all U.S. federal, state, and local taxes and charges that may be payable in respect of the initial issuance or delivery of: (a) the Warrant Certificate; (b) each Warrant Certificate issued in exchange for any other Warrant Certificate pursuant to the terms of the Warrant Certificates; and (b) each Common Share issued upon the exercise of any Warrant.  Notwithstanding the foregoing, the Company shall not be required to: (i) pay any charges created by the Investor, income and franchise taxes incurred by the Investor in connection with the exercise of the Warrant or taxes in respect of any transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the registered holder of the Warrant Certificate evidencing any Warrant surrendered for exercise (any such tax being payable by the holder of such Warrant Certificate at the time of surrender); or (ii) issue or deliver any such certificates referred to in the foregoing clause (i) for Common Shares upon the exercise of any Warrant until any such tax referred to in the foregoing clause (i) shall have been paid or the holder of such Warrant shall have established to the reasonable satisfaction of the Company that such tax is not payable.

2.5. Governmental Filings.  If it shall be necessary for the Company or the holder of any Warrant to make any filing with, provide any notification to, or otherwise obtain the consent or approval of, any Governmental Entity in connection with the exercise (in whole or in part) or transfer of any Warrant, then the Company shall cooperate with the holder of such Warrant with respect to, and shall use commercially reasonable efforts to assist such holder in making or obtaining, as applicable, any necessary filing, notification, consent or approval, as the case may be.  Without limiting the foregoing, if it shall be necessary for the Company or the holder of any Warrant to file a Notification and Report Form pursuant to the HSR Act in connection with the exercise (in whole or in part) or transfer of any Warrant, promptly following its receipt of a request from the holder of any such Warrant, the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act, and shall supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or by the Investor in connection therewith, and shall take all other reasonable actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.  If any filing fees are payable in connection with the taking of the actions referred to this Section 2.5, the holder(s) of the Warrant(s) requesting that action be so taken as herein provided shall pay any such filing fees; provided, however, that if such holder is the Investor, the Company and the Investor shall each pay half of any such filing fees.

2.6. Further Assurances.  Each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or desirable under applicable legal requirements, to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents.  If at any time after the date hereof, any further action is necessary or desirable to carry out the purposes of this Agreement or the other Transaction Documents, the parties hereto shall use commercially reasonable efforts to take or cause to be taken all such necessary or desirable action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or desirable documentation.

3.	REPRESENTATIONS AND WARRANTIES.

3.1. Representations and Warranties of the Company.  The Company represents and warrants to the Investor that as of the date hereof (and such other date or dates as may be expressly set forth below):

(a) Corporate Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Attached hereto as Exhibits B and C, respectively, are true and complete copies of the Amended and Restated Certificate of Incorporation and Bylaws of the Company, each as amended through the date hereof (the Amended and Restated Certificate of Incorporation and the Bylaws of the Company, each as amended through the date hereof, are hereinafter collectively referred to as the “Organizational Documents”).

(b) Corporate Proceedings.  The Board of Directors of the Company (the “Board”) has authorized the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and, taking into account the limitations on the exercise of the Warrant set forth in the Warrant Certificate, no other corporate action is necessary to authorize such execution, delivery, performance and consummation.  Upon such execution and delivery, this Agreement and the other Transaction Documents shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent that the indemnification provisions contained therein may be limited by applicable federal or state securities laws.  The Board has authorized the issuance and delivery of the Warrant and the Common Shares issuable upon exercise of the Warrant in accordance with the terms of this Agreement and the Warrant Certificate.

(c) Valid Issuance.  The Warrant and the Common Shares to be issued upon exercise of the Warrant pursuant to the terms of this Agreement and the Warrant Certificate, when issued in accordance with the provisions hereof and thereof, will be validly issued by the Company, and, with respect to the Common Shares, such Common Shares shall be fully paid and nonassessable securities of the Company.

(d) Consents and Approvals; No Conflict.

(i) Except with respect to filings required to be made under state or federal securities laws, and taking into account the limitations on the exercise of the Warrant set forth in the Warrant Certificate, the execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the creation, authorization, issuance and offer of the Warrant and the Common Shares to be issued upon exercise of the Warrant, do not require (x) any consent, approval or authorization of, notice to, or filing, registration or qualification with, any Person, including any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (collectively, a “Governmental Entity”), on the part of the Company or any Subsidiary thereof, or (y) the vote, consent or approval in any manner of the holders of any security of the Company.

(ii) The execution and delivery by the Company of this Agreement and the other Transaction Documents, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby does not and will not (x) conflict with or violate the terms and conditions of the Organizational Documents or the comparable organizational documents of any Subsidiary of the Company, (y) conflict in any material respect with, result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation or acceleration) under or result in the creation of any material Lien on any property or asset of the Company or its Subsidiaries or in any obligation by the Company or its Subsidiaries to purchase or redeem, or offer to purchase or redeem, any capital stock or other securities of the Company or its Subsidiaries, under any contract, agreement, understanding or arrangement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound, or (z) subject to the accuracy of the Investor’s representations and warranties contained in Section 3.2 hereof, violate any federal, state, or local law.

(e) Capitalization.

(i) As of the date hereof, the Company is authorized to issue 100,000,000 Common Shares and 1,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Shares”).  As of September 17, 2009, there were 27,217,459 Common Shares issued and outstanding (including 549,559 Common Shares that have been issued under the Stock Incentive Plans) and there were no Preferred Shares issued and outstanding, and since September 17, 2009 and through the date hereof, no additional Common Shares or Preferred Shares have been issued other than the issuance of Common Shares upon the exercise of stock options or settlement of other equity awards pursuant to the Company’s 2005 Stock Incentive Plan and 2006 Stock Incentive Plan (collectively, the “Stock Incentive Plans”).  As of September 17, 2009, 549,559 Common Shares were issuable upon or otherwise deliverable under the Stock Incentive Plans in connection with the exercise of outstanding stock options and the vesting of outstanding restricted stock or similar awards made thereunder, and, as of such date, 1,290,871 Common Shares are reserved for issuance under the Stock Incentive Plans for grants to be made after the date hereof.

(ii) The outstanding Common Shares have been duly authorized and validly issued and are fully paid and nonassessable.  Except for the Common Shares issued and outstanding as of September 17, 2009 as set forth above (and any Common Shares issued following such date and prior to the date hereof upon the exercise of outstanding stock options or the vesting of restricted stock or similar awards under the Stock Incentive Plans), no shares of capital stock of the Company are outstanding and, other than in respect of grants outstanding or that may hereafter be made under the Stock Incentive Plans or as contemplated by this Agreement and the other Transaction Documents, neither the Company nor any Subsidiary thereof has outstanding (A) any securities convertible into or exchangeable for any shares of capital stock of the Company or any Subsidiary thereof, (B) any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance or sale (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any capital stock of the Company or any Subsidiary thereof, or any stock or securities convertible into or exchangeable for any such capital stock, or (C) any stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of the Company or any Subsidiary thereof.

(iii) Neither the Company nor any Subsidiary thereof is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or, except as provided in the Registration Rights Agreement, to register under the Securities Act, any securities of the Company or any Subsidiary thereof, and, except as provided in the Transaction Documents, no Person has any preemptive rights, rights of first offer, rights of first refusal or any similar rights in respect of the issuance of any shares of capital stock (or securities convertible into or exchangeable for shares of capital stock) of, or the sale of the property or assets of, the Company or any Subsidiary thereof.  Neither the Company nor any Subsidiary thereof has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company or any such Subsidiary on any matter.

(f) Financial Statements.

(i) The Company has filed with the SEC all forms, registration statements, reports, schedules and statements and other documents (including exhibits thereto) required to be filed by it under the Exchange Act since December 31, 2006 (such forms, reports, schedules, statements and other documents, in each case, as amended, supplemented or superseded, in each case, together with any other information incorporated therein, being hereinafter referred to as the “Company SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed such Company SEC Reports prior to the expiration of any such extension.  The Company SEC Reports (except to the extent of information corrected by a subsequently filed Company SEC Report filed prior to the date of this Agreement) (i) at the time they were filed did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) as of their respective dates complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act.

(ii) Except to the extent of information corrected by a subsequently filed Company SEC Report filed prior to the date of this Agreement, the audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (x) complied as to form in all material respects with applicable accounting requirements of the Securities Act and with the published rules and regulations of the SEC with respect thereto, (y) have been prepared in all material respects in accordance with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis (except (A) as may be indicated therein or in the notes thereto, or (B) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements as permitted by applicable SEC rules), and (z) present fairly, in all material respects, the financial position of the Company and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal and recurring year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the published rules and regulations of the SEC.

(g) Undisclosed Liabilities.  Neither the Company nor any of its Subsidiaries has any material debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) except for (i) debts, obligations or liabilities reflected or reserved against in accordance with GAAP in the balance sheet of the Company (including the notes thereto) contained in the Form 10-Q of the Company for the fiscal quarter ended June 30, 2009 as filed with the SEC on August 10, 2009 (the “Last Filed Balance Sheet”), and (ii) debts, obligations or liabilities that were incurred in the ordinary course of business consistent with past practices since the date of the Last Filed Balance Sheet.

(h) Compliance With Law.  Neither the Company nor any of its Subsidiaries is, and since January 1, 2007 has not been, in violation of any laws, ordinances, governmental rules or regulations to which it is subject which might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, properties, results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

(i) Private Offering.  Neither the Company nor anyone acting on its behalf has offered, or shall offer, the Warrant or the Common Shares to be issued upon exercise of the Warrant for issue or sale to, or solicited any offer to acquire any of the same from, any other person such that the issuance of the Warrant or the Common Shares to be issued upon exercise of the Warrant, or any part thereof, would require registration under the Securities Act.  Based upon the representations of the Investor set forth in Section 3.2 hereof, the offer and issuance of the Warrant and the Common Shares to be issued upon exercise of the Warrant to the Investor in accordance with the terms thereof is and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3.2. Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company that:

(a) Offering Exemption; Limitation on Disposition.  The Investor understands that the Warrant and the Common Shares to be issued upon exercise of the Warrant have not been registered under the Securities Act, nor registered or qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon the Investor’s representations and warranties contained herein.  The Investor understands that the Warrant and the Common Shares to be issued upon exercise of the Warrant may not be sold or offered for sale in the absence of an effective registration statement under the Securities Act or an exemption from such registration is available, and unless the disposition of such Warrant and/or Common Shares is qualified or registered under applicable state securities laws or an exemption from such qualification or registration is available.

(b) Investment Purpose.  The Investor acknowledges that it is acquiring the Warrant and the Common Shares to be issued upon exercise of the Warrant solely for its own account for investment and not with a view toward the resale, transfer, or other distribution thereof, but without limitation of the right of the Investor to sell or otherwise dispose of the Warrant and/or Common Shares in accordance with the terms set forth herein and applicable law.

(c) Knowledge of Offer.  Based solely on its review of publicly available information, the Investor is familiar with the business and operations of the Company and its Subsidiaries.

(d) Accredited Investor.  The Investor is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act.

(e) Authorization.  The Board of Directors of the Investor or the analogous governing body of the Investor has authorized the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and no other corporate action is necessary to authorize such execution, delivery, performance and consummation.  Upon such execution and delivery, this Agreement and the other Transaction Documents shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent that the indemnification provisions contained therein may be limited by applicable federal or state securities laws.

(f) Consents and Approvals; No Conflict.  Except with respect to filings required to be made under state or federal securities laws, the execution and delivery of this Agreement and the other Transaction Documents by the Investor, and the consummation by the Investor of the transactions contemplated hereby and thereby, do not require any consent, approval or authorization of, notice to, or filing, registration or qualification with, any Person, including any Governmental Entity, on the part of the Investor.  The execution and delivery by the Investor of this Agreement and the other Transaction Documents, the performance by the Investor of its obligations hereunder and thereunder, and the consummation by the Investor of the transactions contemplated hereby and thereby does not and will not (i) conflict with or violate the terms and conditions of the organizational documents of the Investor, (ii) conflict in any material respect with, result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation or acceleration) under, any contract, agreement, understanding or arrangement to which the Investor is a party or by which the Investor or any of its properties or assets may be bound, or (iii) subject to the accuracy of the Company’s representations and warranties contained in Section 3.1 hereof, any federal, state, local or foreign law, except in the case of clauses (ii) and (iii) immediately above for such conflicts, violations, breaches, defaults, terminations, cancellations and accelerations that would not, individually or in the aggregate, reasonably be expected to materially delay or materially impair the ability of the Investor to perform its obligations under this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby.

4.	INTERPRETATION OF THIS AGREEMENT.

4.1. Certain Defined Terms. For the purpose of this Agreement, the following terms shall have the meanings specified with respect thereto below, and any other capitalized term used herein and not defined herein shall have the meaning set forth in the Warrant Certificate:

 “Agreement” -- and references thereto shall mean this Warrant Agreement as it may from time to time be amended or supplemented.

“Board” -- shall have the meaning specified in Section 3.1(b) hereof.

“Business Day” -- means a day other than a Saturday, a Sunday or a day on which banks in Mexico City, Mexico or in the state in which the office maintained by the Company pursuant to Section 1.2(b) is located are required or permitted by law to be closed (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days).

“Common Shares” -- shall have the meaning specified in recitals hereto.

“Company” -- shall have the meaning specified in the introductory paragraph hereto.

“Company SEC Reports” -- shall have the meaning specified in Section 3.1(f)(i) hereof.

“Credit Agreement” -- shall have the meaning specified in recitals hereto.

“Exchange Act” -- means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.  Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor federal statute.

“GAAP” -- shall have the meaning specified in Section 3.1(f)(ii) hereof.

“Governmental Entity” -- shall have the meaning specified in Section 3.1(d) hereof.

“Indemnified Party” shall have the meaning specified in Section 5.2

“Investor” -- shall have the meaning specified in the introductory paragraph hereto.

“Last Filed Balance Sheet” -- shall have the meaning specified in Section 3.1(g) hereof.

“Lien” -- means any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing).

“Organizational Documents” -- shall have the meaning specified in Section 3.1(a) hereof.

“Person” -- means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, any other form of business entity, and any Governmental Entity.

“Preferred Shares” -- shall have the meaning specified in Section 3.1(e) hereof.

“Registration Rights Agreement” -- shall have the meaning specified in recitals hereto.

“SEC” -- means the United States Securities and Exchange Commission or any successor agency thereto.

“Securities Act” -- means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.  Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor federal statute.

“Stock Incentive Plans” -- shall have the meaning specified in Section 3.1(e)(i) hereof.

“Subsidiary” -- means, with respect to the Company, any other Person of which the Company or another Subsidiary thereof owns, directly or indirectly, more than 50% of the stock or other interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such Person.

“Transaction Documents” -- means, collectively, this Agreement, the Warrant Certificate and the Registration Rights Agreement.

“Warrant” -- shall have the meaning specified in recitals hereto.

“Warrant Certificate” -- shall have the meaning specified in Section 1.1 hereof.

4.2. Descriptive Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

5.	MISCELLANEOUS.

5.1. Expenses.  Concurrently with the execution and delivery of this Agreement, and without limitation of the terms set forth in the Credit Agreement and the other documents being executed in connection therewith, the Company shall pay or reimburse the Investor for, as applicable, all of the reasonable out-of-pocket fees, costs and expenses (including, without limitation, attorneys’ fees and disbursements) incurred by the Investor in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents, and if any such fees, costs or expenses in respect of the foregoing matters shall become payable following the date hereof, the Company shall, promptly following a request therefor from the Investor, pay or, if applicable, reimburse the Investor for, all such fees, costs and expenses.

5.2. Indemnity.  Without limitation of the terms set forth in the Credit Agreement or the other documents being executed in connection therewith, the Company agrees to indemnify and hold the Investor and the officers, directors, partners, managers, members, Affiliates, employees and agents of the Investor, and each Person who controls any of the foregoing (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the officers, directors, partners, managers, members, Affiliates, employees and agents of each such controlling person (each, an “Indemnified Party”) harmless against any and all losses, claims, liabilities, damages and expenses (collectively, “Losses”) of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred (and as incurred) in connection with prosecuting, investigating, defending or preparing to defend any action, suit, proceeding (including any investigation, litigation or inquiry), demand or cause of action) that may be incurred by any such Indemnified Party or asserted against or involve any such Indemnified Party as a result of or arising out of or in connection with the execution, delivery, enforcement or performance of this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby or thereby (including, without limitation, any Losses that are incurred as a result of or that arise out of or in connection with any breach or failure to perform any representation, warranty or covenant made by the Company in this Agreement), or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing that is brought by any Person (including, without limitation, any stockholder or creditor of the Company of any Subsidiary thereof), whether based on contract, tort or any other theory and regardless of whether an Indemnified Party is a party thereof; provided, however, that the foregoing indemnity contemplated by this Section 5.2 shall not, as to any Indemnified Party, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of any such Indemnified Party.

5.3. Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with and only with (i) in the case of an amendment, the written consent of the Company and the Investor, and (ii) in the case of a waiver, the execution by the Person or Persons waiving rights hereunder of a writing setting forth the terms of any such waiver.

5.4. No Rights or Liabilities as a Stockholder. Nothing contained in this Agreement shall be construed as conferring upon the holder of any Warrant any rights of a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

5.5. Entire Agreement. This Agreement, the other Transaction Documents, the Credit Agreement and the other documents and instruments being executed in connection therewith embody the entire agreement and understanding between the Investor and the Company with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings relating to such subject matter.

5.6. Successors and Assigns. The Company may not assign its rights or obligations under this Agreement or under the Warrant Certificate to any Person without the prior written consent of the Investor.  The Investor shall be entitled to assign any or all of its rights or obligations under this Agreement or the Warrant Certificate to any Person to whom the Investor may sell or otherwise transfer all or any portion of the Warrant held thereby or the Common Shares acquired upon exercise thereof.  Subject to the foregoing, all covenants and other agreements in this Agreement and in the Warrant Certificate made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto (including, without limitation, any holder of a Warrant Certificate) whether so expressed or not.

5.7. Notices. All communications hereunder or under the Warrant Certificate shall be in writing, shall be delivered by hand, by registered or certified mail (postage prepaid), nationwide overnight courier, or facsimile or other electronic transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile or other electronic transmission), and (a) if to the Investor, addressed to it at the addresses specified on Schedule I or at such other address as the Investor shall have specified to the Company in writing in accordance with the terms hereof, and (b) if to the Company, addressed to it at Bronco Drilling Company, Inc., 16217 North May Avenue, Edmond, Oklahoma 73013, Attention:  D. Frank Harrison (Fax: (405) 285-9234), with a copy to Thompson & Knight LLP, 333 Clay Street, Suite 3300, Houston, TX  77002, Attention:  William T. Heller IV (Fax:  (832) 397-8071), or at such other address as the Company shall have specified to the Investor in writing in accordance with the terms hereof.  Any notice so addressed shall be deemed to be given:  if delivered by hand, by facsimile or other electronic communication, on the date of such delivery (subject to compliance with the term set forth above in respect of facsimile or other electronic communications); if mailed by national overnight courier, on the first Business Day following the date of such mailing; and if mailed by registered or certified mail, on the second Business Day after the date of such mailing.

5.8. Survival.  All warranties, representations and covenants made by the Investor or the Company herein shall be construed to have been relied upon by the Company or the Investor, as the case may be, and shall survive all deliveries to the Investor of the Warrant Certificate (or the Common Shares issued upon exercise thereof) regardless of any investigation made by or on behalf of the Company or the Investor, as the case may be.

5.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.10. Draftsmanship. Each of the parties hereto has been represented by its own counsel and acknowledges that it has participated in the drafting of this Agreement and the other Transaction Documents, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement or the other Transaction Documents.  Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

5.11. Counterparts. This Agreement may be executed in any number of counterparts (which may include counterparts delivered by facsimile or other electronic means), each of which shall be an original but all of which together shall constitute one instrument.

5.12. Waiver of Jury Trial, Consent to Jurisdiction.

(a) Waiver of Jury Trial.  THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR OTHER CLAIM ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(b) Consent to Jurisdiction. Any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents or otherwise to enforce any judgment in respect of any breach under this Agreement or the other Transaction Documents may be brought by any party hereto in any federal district court located in Delaware or any Delaware state court as such party may in its sole discretion elect, and by the execution and delivery of this Agreement and the other Transaction Documents, the parties hereto irrevocably and unconditionally submit to the non-exclusive in personam jurisdiction of each such court, and each of the parties hereto irrevocably waive and agree not to assert in any proceeding before any tribunal, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court.  In addition, each of the parties hereto irrevocably waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents brought in any such court, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)Service of Process.  Each party hereto irrevocably agrees that process personally served or served by registered mail or served in the manner provided for communications in this Agreement shall constitute, to the extent permitted by law, adequate service of process in any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or thereunder.  Receipt of process so served shall be conclusively presumed as evidenced by a delivery receipt furnished by the postal service or any commercial delivery service.

(c)Other Forums.  Nothing herein shall in any way be deemed to limit the ability of any party hereto to serve any writs, process or summonses in any manner permitted by applicable law or to obtain jurisdiction over any other party hereto in such other jurisdiction, and in such other manner, as may be permitted by applicable law.

(d) Credit Agreement Provisions.  Notwithstanding anything contained in this Agreement to the contrary, the terms set forth in this Section 5.12 and Section 5.13 shall not affect or modify the related or similar terms contained in the Credit Agreement or any other instrument or document executed in connection therewith, which shall remain in full force and effect and shall not be affected hereby, it being understood and agreed that in the event of any action, suit, proceeding, claim or similar matter arising under or out of or in connection with the Credit Agreement or such other instruments or documents, the terms set forth in the Credit Agreement shall control.

5.13. Governing Law. THIS AGREEMENT AND THE WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES).

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Warrant Agreement to be duly executed and delivered by one of its duly authorized officers or representatives.

BRONCO DRILLING COMPANY, INC. By: /s/ Zachary M. Graves Name: Zachary M. Graves Title: Chief Financial Officer
BANCO INBURSA S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA By: /s/ LUIS R. FRIAS HUMPHREY Name: Luis R. Frias Humphrey Title: Attorney in Fact

SCHEDULE I

NAME AND ADDRESS OF INVESTOR

Investor	Address	Initial Number of Common Shares Subject to Warrants
Banco Inbursa S.A., Institucion de Banca Multiple, Grupo Financiero Inbursa	Banco Inbursa S.A., Institucion de Banca Multiple, Grupo Financiero Inbursa Avenida Insurgentes Sur #3500, PB Colonia Pena Pobre Delegacion Tlalpan, CP 14060 Mexico D.F. Mexico Attention: Eduardo Valdes Acra Facsimile: (52) 55 5520 0525 Confirmation No.: (52) 55 5325 0505 with a copy (which shall not constitute notice) to: Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Attention: Russell L. Leaf Facsimile: (212) 728-8111 Confirmation No.: (212) 728-8000	5,440,770

EXHIBIT A

FORM OF WARRANT CERTIFICATE

FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

WARRANT No. W-_

to purchase

Shares of Common Stock

BRONCO DRILLING COMPANY, INC.

a Delaware Corporation

Issue Date:  ____________, ____

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such specified Person; as used in this definition, “control” shall mean, with respect to any specified Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such specified Person, whether through ownership of voting securities, by contract or otherwise.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Corporation and one by the Warrantholder (or if there is more than one Warrantholder involved in an Appraisal Procedure, a majority in interest of Warrantholders based on the number of Shares issuable on the exercise of the Warrants held by all such Warrantholders), shall mutually agree upon the determinations then the subject of appraisal.  Each party shall deliver a notice to the other appointing its appraiser within fifteen (15) days after the Appraisal Procedure is invoked.  If within thirty (30) days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten (10) days thereafter by the mutual consent of such first two appraisers or, if such two first appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised.  The decision of the third appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third appraiser.  If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Corporation and the Warrantholder; otherwise, the average of all three determinations shall be binding upon the Corporation and the Warrantholder.  One-half of the costs of conducting any Appraisal Procedure shall be borne by the Corporation, and the other half shall be borne by the Warrantholder (of, if more than one Warrantholder invokes an Appraisal Procedure, by such Warrantholders in the same relative proportion as the number of Shares issuable on the exercise of the Warrants held by each such Warrantholder bear to the number of Shares issuable on the exercise of the Warrants owned by all such Warrantholders).

“Board of Directors” means the board of directors of the Corporation, including any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banks in Mexico City, Mexico or in the state in which the office maintained by the Corporation pursuant to Section 3 is located are required or permitted by law to be closed (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days).

“Business Combination” means a merger, consolidation, statutory share exchange, sale of all or substantially all of the Corporation’s assets or similar form of transaction that requires the approval of the Corporation’s stockholders, or any tender offer, exchange offer or similar offer that is commenced by any Person for shares of Common Stock.

“Business Combination Payment Amount” means, with respect to any Business Combination, the positive excess, if any, of (i) the sum of (A) the per share cash consideration payable in such Business Combination in respect of each share of Common Stock, and (B) the per share Fair Market Value of any shares of stock or other securities, property or any other non-cash consideration payable in such Business Combination in respect of each share of Common Stock, over (ii) the Exercise Price in effect on the date of the execution by the Corporation (or, if applicable, a subsidiary thereof) of the definitive agreement in respect of such Business Combination (or, in the case of a tender offer, exchange offer or similar offer in which no such definitive agreement is executed by the Corporation, the date of the commencement thereof, determined in accordance with the applicable rules and regulations set forth in the Exchange Act).

“Common Stock” means the Corporation’s common stock, par value of $0.01 per share.

“Corporation” means Bronco Drilling Company, Inc., a Delaware corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.  Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor federal statute.

“Exercise Price” means, (i) from the Issue Date through the first anniversary of the Issue Date, $6.50 per share; (ii) following the first anniversary of the Issue Date through the second anniversary of the Issue Date, $7.00 per share; and (iii) following the second anniversary of the Issue Date through the third anniversary of the Issue Date, $7.50 per share.

“Expiration Time” has the meaning set forth in Section 3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.  If the Warrantholder objects in writing to the Board of Directors’ calculation of fair market value within ten (10) days of receipt of written notice thereof and the Warrantholder and the Corporation are unable to agree on fair market value during the 10-day period following the delivery of the Warrantholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof to the other party not later than the 30th day after delivery of the Warrantholder’s objection.

“Investor” has the meaning set forth in the Warrant Agreement.

“Investor Group” means the Investor, any Affiliate thereof, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Investor’s for purposes of Section 13(d) of the Exchange Act.

“Issue Date” means September 18, 2009.

“Market Price” means, with respect to the Common Stock, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of Common Stock on NASDAQ on such day.  If the Common Stock is not traded on NASDAQ on any date of determination, the Market Price of the Common Stock on such date of determination means the closing sale price on such date as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market on such date as reported by Pink Sheets LLC or similar organization, or, if such bid price is not available, the Market Price of the Common Stock on that date shall mean the Fair Market Value per share as determined by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Corporation for this purpose and certified in a resolution sent to the Warrantholder.  For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on NASDAQ or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that same day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“NASDAQ” means The NASDAQ Global Select Market.

“Net Per Share Consideration” shall mean, with respect to any Transfer of all or a portion of this Warrant by the Investor or any other member of the Investor Group, the quotient obtained by dividing (i) the amount obtained by subtracting (A) the aggregate amount of fees and expenses (including, without limitation, brokerage commissions or similar fees or expenses) paid by the Investor or such other member of the Investor Group in connection with such Transfer (other than legal fees and disbursements in an amount not to exceed $25,000 with respect to any such Transfer) from (B) the aggregate consideration paid to the Investor or such other member of the Investor Group in connection with such Transfer, by (ii) the aggregate number of shares of Common Stock issuable upon exercise of the portion of the Warrant subject to such Transfer.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“SEC” means the United States Securities and Exchange Commission or any successor agency thereto.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.  Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor federal statute.

“Shares” has the meaning set forth in Section 2.

“Spread Value” means, with respect to any Transfer of the Warrant (or any portion thereof), the positive excess, if any, of (i) the Market Price per share of the Common Stock on the date of the execution of the definitive agreement in respect of such Transfer over (ii) the Exercise Price in effect as of such date.

“Transaction Documents” has the meaning set forth in the Warrant Agreement.

“Transfer” or “Transferred” means, with respect to this Warrant, the sale, assignment, transfer, exchange or other disposition of such Warrant, in whole or in part, in any case whether pursuant to a sale, merger, combination, consolidation, reclassification or otherwise, and whether voluntarily or by operation of law.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant” means the warrant to purchase shares of Common Stock issued pursuant to the Warrant Agreement.

“Warrant Agreement” means the Warrant Agreement, dated as of September 18, 2009, as may be amended from time to time, among the Corporation and Banco Inbursa S.A., Institucion de Banca Multiple, Grupo Financiero Inbursa, including all schedules and exhibits thereto.

2. Number of Shares; Exercise Price. This certifies that, for value received, BANCO INBURSA S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA or its permitted transferees, successors and assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, including, without limitation, the exercise limitations set forth in Section 13(H) hereof, to acquire from the Corporation, in whole or in part, after the receipt of all applicable Regulatory Approvals, up to an aggregate of 5,440,770 (FIVE MILLION FOUR HUNDRED FORTY THOUSAND SEVEN HUNDRED AND SEVENTY) fully paid and nonassessable shares of Common Stock, at a purchase price per share of Common Stock equal to the Exercise Price.  The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term.  Subject to Section 2 and Section 13(H), the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part, by the Warrantholder, at any time or from time to time after the Issue Date but in no event later than 5:00 p.m., New York City time, September 18, 2012 (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Corporation located at 16217 North May Avenue, Edmond, Oklahoma 73013 (or such other office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Corporation), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one of the following manners: (i) by tendering in cash or, with the consent of the Corporation, a certified or cashier’s check payable to the order of the Corporation, or by wire transfer of immediately available funds to an account designated by the Corporation, or (ii) by electing to make a cashless exercise of this Warrant (or a portion thereof), in which case the Corporation shall issue to the Warrantholder a number of Shares computed using the following formula:

X = Y (A - B)

        A

For purposes of the foregoing formula:

X =	the number of Shares to be issued to the Warrantholder;

Y =	the number of Shares purchasable under this Warrant subject to the exercise election;

A =	the Market Price of one Share as of the date of the exercise of this Warrant (or portion thereof); and

B =	the Exercise Price in effect immediately prior to the exercise of this Warrant (or portion thereof).

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Corporation within a reasonable time, and in any event not exceeding three (3) Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.

4. Issuance of Shares; Authorization; Listing.  Subject to Section 8, certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three (3) Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Corporation hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred by the Warrantholder in connection with the exercise of the Warrant, or any transfer taxes that become payable by the Warrantholder as a result of the issuance of shares of Common Stock upon exercise of this Warrant to a Person other than the Warrantholder).  The Corporation agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Corporation in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Corporation may then be closed or certificates representing such Shares may not be actually delivered on such date. The Corporation will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, and irrespective of the exercise limitations set forth in Section 13(H) hereof, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant.  The Corporation (A) will procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) will use commercially reasonable efforts to maintain the listing of such Shares after the issuance thereof.  The Corporation will use commercially reasonable efforts to ensure that the Shares may be issued without violation of any law or regulation applicable to the Corporation or of any requirement of any securities exchange on which the Shares are listed or traded.  The Corporation will cooperate with the reasonable requests of the Warrantholder in taking such other actions as are necessary to obtain (i) any Regulatory Approvals applicable to Warrantholder’s exercise of its rights hereunder, including with respect to the issuance of the Shares and (ii) any regulatory approvals applicable to the Corporation solely as a result of the issuance of the Shares.  Before taking any action which would cause an adjustment pursuant to Section 13 to reduce the Exercise Price below the then par value of the Common Stock, the Corporation shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at the Exercise Price as so adjusted.

5. No Fractional Shares or Scrip.  No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant.  In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the Exercise Price for such fractional share.

6. No Rights as Stockholders; Transfer Books.  This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Corporation prior to the date of exercise hereof, provided that any voting rights that the Warrantholder may have in respect of any shares of Common Stock or other capital stock of the Corporation owned thereby shall not be limited in any respect.  The Corporation will at no time close its transfer books against exercise or transfer of this Warrant in any manner which interferes with the timely exercise or transfer of this Warrant.

7. Charges, Taxes and Expenses.  Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates imposed under any law, rule or regulation applicable to the Corporation, all of which taxes and expenses shall be paid by the Corporation; provided, however, that any transfer taxes that become payable by the Warrantholder as a result of the issuance of shares of Common Stock upon exercise of this Warrant to a Person other than the Warrantholder shall be paid by the Warrantholder or the Person to whom such shares are so issued.

8. Transfer/Assignment.

(A) Subject to compliance with clauses (B) and (C) of this Section 8, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Corporation, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Corporation described in Section 3.  If this Warrant is Transferred in part, such that the Warrantholder retains the right to acquire Shares upon the exercise hereof, the Corporation shall, without limitation of its obligations set forth in this clause (A), make and deliver a new warrant to the Warrantholder of the same tenor and date as this Warrant but the number of Shares issuable upon the exercise thereof shall be reduced to give effect to such Transfer.  All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Corporation.

(B) The Warrantholder may not Transfer this Warrant or any Shares issued upon exercise of this Warrant other than pursuant to an effective registration with the SEC, in a sale exempt from registration under Rule 144 under the Securities Act, or, in reliance upon an opinion of counsel reasonably acceptable to the Corporation, in any other transaction exempt from registration under the Securities Act.

(C) This Warrant and any new warrant certificate issued pursuant to the terms hereof shall contain a legend as set forth below:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(D) If the Warrantholder shall determine to Transfer all or any portion of this Warrant, the Corporation shall provide, and shall cause its subsidiaries and their respective officers, employees, representatives and advisors to provide, to the Warrantholder such reasonable cooperation as the Warrantholder may request in connection therewith, including, without limitation, participating in meetings and due diligence sessions with any prospective transferee and providing to such prospective transferee such information and documentation as such prospective transferee may reasonably request in connection with its consideration of the purchase of the Warrant (or any portion thereof) from the Warrantholder; provided, however, that the Corporation shall not be required to take, or cause its subsidiaries or their respective officers, employees, representatives or advisors to take, any of the foregoing actions unless and until such prospective transferee shall have executed and delivered to the Corporation a confidentiality agreement in form and substance reasonably satisfactory to the Corporation; provided further, however, that the Corporation shall not be obligated to provide any confidential information pursuant to this section if the Corporation determines, in its reasonable discretion, that any prospective transferee is a competitor of the Corporation.

9. Exchange and Registry of Warrant.  This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Corporation, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares.  The Corporation shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant.  This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.  Notwithstanding the foregoing, so long as this Warrant is held by the Investor or any other member of the Investor Group, in the event of the loss, theft or destruction of this Warrant, the Corporation shall accept from the Investor or any other member of the Investor Group that may hold all or any portion of this Warrant from time to time an unsecured indemnity, and shall not require a bond or other security.

11. Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day and, for the avoidance of doubt, if the Expiration Time is not a Business Day, the Expiration Time shall automatically be extended to the first Business Day immediately following the previously scheduled Expiration Date.

12. Rule 144 Information.  The Corporation covenants that it will use its commercially reasonable efforts to timely file all reports and other documents required to be filed by it under the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Corporation is not required to file such reports, it will, upon the request of the Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it will use commercially reasonable efforts to take such further action as the Warrantholder may reasonably request, in each case to the extent required from time to time to enable the Warrantholder to, subject to the terms set forth in this Warrant and the Warrant Agreement, sell this Warrant and the shares of Common Stock issuable upon exercise hereof without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC.  Upon the written request of the Warrantholder, the Corporation will deliver to the Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights.  The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

(A) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date.  In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to such adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(B) Business Combinations.  In case of any Business Combination, reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), capital reorganization of the Common Stock or any other transaction or event in which the shares of Common Stock are exchanged for or converted into the right to receive any stock or other securities or property (including cash), and subject to the right of the Warrantholder set forth in Section 15, the Warrantholder’s right to receive Shares upon exercise of this Warrant (with the number of Shares issuable upon exercise of this Warrant being determined, for purposes of this clause (B), without giving effect to the limitation on exercise set forth in Section 13(H) hereof) shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable upon exercise of this Warrant immediately prior to such Business Combination, reclassification, capital reorganization or other transaction or event would have been entitled to receive upon consummation of such Business Combination, reclassification, capital reorganization or other transaction or event; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property (including cash) pursuant to this paragraph.  In determining the kind and amount of stock, securities or the property (including cash) receivable upon exercise of this Warrant following the consummation of such Business Combination, reclassification, capital reorganization or other transaction or event, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, reclassification, capital reorganization or other transaction or event, then the Warrantholder shall be deemed to have elected the types and amounts of consideration received by the majority of all holders of the shares of Common Stock that affirmatively make such an election in connection therewith (or of all such holders if none make an election).

(C) Rounding of Calculations; Minimum Adjustments.  All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(D) Timing of Issuance of Additional Common Stock Upon Certain Adjustments.  In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Warrantholder to the extent it has exercised this Warrant after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Corporation upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’ s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(E) Other Events.  For so long as the Warrantholder holds this Warrant or any portion thereof, if any event occurs as to which the provisions of this Section 13 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly and adequately protect the purchase rights of the Warrantholder pursuant to this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid.  The Exercise Price and the number of Shares into which this Warrant is exercisable shall not be adjusted in the event of a change in the par value of the Common Stock.

(F) Statement Regarding Adjustments.  Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 13, the Corporation shall forthwith file at the principal office of the Corporation a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to the Warrantholder at the address appearing in the Corporation’s records.

(G) Notice of Adjustment Event.  In the event that the Corporation shall propose to take any action of the type described in this Section 13 or the Corporation shall declare any cash dividend upon its Common Stock or make any special dividend or other distribution to the holders of its Common Stock, or the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or any Business Combination, the Corporation shall give written notice to the Warrantholder, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.  Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant.  In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action.

(H) Limitations on Exercise.  Notwithstanding anything to the contrary contained herein, (i) the aggregate number of Shares that may be acquired by the Warrantholder upon the exercise of this Warrant shall not exceed 19.99% of the number of shares of Common Stock that are issued and outstanding on the Issue Date, provided that the number of Shares referred to in this clause (i) shall be subject to proportional increase or decrease, as applicable, upon the occurrence of any event referred to in Section 13(A) hereof, and (ii) the number of Shares that may be acquired by the Warrantholder upon any exercise of the Warrant shall be limited to the extent necessary to ensure that, immediately after giving effect to the exercise of this Warrant, the total number of shares of Common Stock owned by the Warrantholder and its Affiliates and any other Person whose ownership of Common Stock would be aggregated with the Warrantholder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 19.99% of the total number of shares of Common Stock that are outstanding immediately after giving effect to such exercise of this Warrant.  Nothing contained in this clause (H) shall limit the terms set forth in, or the amounts payable to any member of the Investor Group (or, in the case of Section 15, any Warrantholder) pursuant to the terms of, Sections 15 and 16 of this Warrant.

(I) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Corporation shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(J) Adjustment Rules.  Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur.  If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below the par value of the Common Stock, then such adjustment in the Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock and then, upon the Corporation’s satisfaction of its obligations under Section 4, to such lower par value as may then be established.

(K) No Impairment.  The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

14. Certain Issuances of Common Stock or Convertible Securities.  Without the prior written consent of the Warrantholder, other than in Permitted Transactions (as defined below), or as expressly referred to in Section 13(A), the Corporation shall not issue any shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable for shares of Common Stock) (A) without consideration, or (B) at a consideration per share (or having a conversion, exercise or exchange, as applicable, price per share) that is less than 95% of the Market Price on the trading day immediately preceding the date of the execution of the agreement in respect of the pricing of such shares (or such rights, warrants or other securities) or, if no such pricing event shall occur, on the last trading day immediately preceding the date of the issuance or grant of such shares (or such rights, warrants or other securities); provided, however, that if the Corporation shall undertake a registered underwritten public offering of shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable for shares of Common Stock), the price at which such shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable for shares of Common Stock) shall be deemed to have been issued for purposes of this Section 14 will be determined without giving effect to any underwriting discount or selling commission granted or paid, as applicable, to the underwriters in connection therewith.  For purposes hereof, “Permitted Transactions” shall mean the issuance of shares of Common Stock (i) upon the exercise of stock options or similar equity awards granted by the Corporation pursuant to the terms of an employee benefit plan adopted in the ordinary course of business and consistent with past practice that is approved by the Board of Directors and, if required by applicable law or regulation, the stockholders of the Corporation, provided that the exercise or similar price of any such stock option or equity award is at least equal to the Market Price on the date of grant of such stock option or equity award, or (ii) in connection with the exercise or conversion, in accordance with the terms set forth therein on the Issue Date, of any securities of the Corporation that are outstanding as of the Issue Date that are exercisable for or convertible into Common Stock and that are disclosed pursuant to the applicable sections of the Warrant Agreement.

15. Business Combination Payment.  In the event of the occurrence of a Business Combination in which the consideration payable to the holders of Common Stock does not consist exclusively of cash, in lieu of the treatment of this Warrant specified in Section 13(B) hereof, if so elected by the Warrantholder by written notice to the Corporation delivered at least five (5) Business Days prior to the closing of such Business Combination, the Warrantholder’s right to receive stock or other securities or property at or following the closing of such Business Combination upon exercise of this Warrant pursuant to Section 13(B) hereof shall be converted, effective upon the closing of such Business Combination, into the right to receive a payment from the Corporation in cash equal to the amount obtained by multiplying (i) the number of Shares issuable upon exercise of this Warrant pursuant to Section 2 hereof immediately prior to the consummation of such Business Combination, by (ii) the Business Combination Payment Amount that is applicable to such Business Combination.  The amounts payable by the Corporation pursuant to this Section 15 shall be paid concurrently with the closing of such Business Combination in U.S. dollars in immediately available funds to such account(s) designated by the Warrantholder in writing to the Corporation.

16. Make Whole Payment.  If (i) the Investor or any other member of the Investor Group that may hold all or any portion of the Warrant from time to time shall Transfer the Warrant, in whole or in part, at any time or from time to time prior to the Expiration Time, to any Person that is not a member of the Investor Group as of the date of such Transfer, (ii) the consideration received by the Investor or such other member of the Investor Group in respect of each share of Common Stock that is issuable upon exercise of that portion of the Warrant that is being Transferred is less than the Spread Value, and (iii) the Investor (or, if applicable, such other member of the Investor Group) shall have (A) solicited multiple parties in respect of the proposed Transfer of this Warrant (or portion thereof) in good faith, and (B) determined to Transfer this Warrant (or portion thereof) to the party that has proposed terms and conditions that are, in the good faith judgment of the Investor (or, if applicable, such other member of the Investor Group), the most favorable to the Investor (or, if applicable, such other member of the Investor Group) compared to the proposed terms and conditions proposed by any other party or parties that are solicited (and make a definitive proposal) in connection with the proposed Transfer of this Warrant (or any portion thereof), in all cases taking into account all facts and circumstances that the Investor (or, if applicable, such other member of the Investor Group) determines in good faith to be relevant, including, without limitation, the proposed purchase price for this Warrant (or portion thereof) subject to such Transfer, the manner in which the purchase of this Warrant (or any portion thereof) by any such party will be financed, the ability of such party to timely consummate the purchase of this Warrant (or portion thereof), and any other legal or regulatory matters that the Investor (or, if applicable, such other member of the Investor Group) may, in good faith, determine to be relevant in connection with the proposed Transfer of this Warrant (or any portion thereof), then the Warrantholder shall be entitled to receive a payment from the Corporation in cash equal to the amount obtained by multiplying (A) the positive difference, if any, between (x) the Spread Value and (y) the Net Per Share Consideration paid to the Investor or such other member of the Investor Group in connection with such Transfer, by (B) the number of Shares issuable upon exercise of that portion of the Warrant subject to such Transfer (such cash payment is referred to as the “Make Whole Payment”).  The amounts payable by the Corporation pursuant to this Section 16 shall be paid within five (5) Business Days of the occurrence of such Transfer in U.S. dollars in immediately available funds to such account(s) designated by the Investor (or, if applicable, such other member of the Investor Group) in writing to the Corporation.  It is understood and agreed that if the Transfer of the Warrant occurs in more than one transaction, the Investor (and, if applicable, the other members of the Investor Group) shall be entitled to the Make Whole Payment with respect to each such transaction in which the Make-Whole Payment is a positive amount, with each such payment to be made within five (5) Business Days of the occurrence of each such Transfer and, if applicable, a new warrant evidencing the remaining shares of Common Stock covered by the portion of the Warrant, if any, not subject to such Transfer shall be issued in the name of the Investor (or, if applicable, the applicable member of the Investor Group) in accordance with the terms set forth herein.  Notwithstanding anything in this Warrant to the contrary, the rights set forth in this Section 16 are solely for the benefit of the Investor and the other members of the Investor Group (it being agreed that such rights may be Transferred or assigned to any member of the Investor Group in connection with the Transfer of all or any portion of this Warrant to any such member of the Investor Group), and, except as expressly provided in the immediately preceding parenthetical, are not transferable or assignable in whole or in part to any other Person.

17. Governing Law. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES).

18. Waiver of Jury Trial, Consent to Jurisdiction.

(A) Waiver of Jury Trial.  THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR OTHER CLAIM ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT.

(B) Consent to Jurisdiction. Any suit, action or proceeding arising out of or relating to this Warrant or otherwise to enforce any judgment in respect of any breach under this Warrant may be brought by any party hereto in any federal district court located in Delaware or any Delaware state court as such party may in its sole discretion elect, and by the execution and delivery of this Warrant, the parties hereto irrevocably and unconditionally submit to the non-exclusive in personam jurisdiction of each such court, and each of the parties hereto irrevocably waive and agree not to assert in any proceeding before any tribunal, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court.  In addition, each of the parties hereto irrevocably waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in any suit, action or proceeding arising out of or relating to this Warrant brought in any such court, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(C) Service of Process.  Each party hereto irrevocably agrees that process personally served or served by registered mail or served in the manner provided for communications in this Warrant shall constitute, to the extent permitted by law, adequate service of process in any suit, action or proceeding arising out of or relating to this Warrant, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder.  Receipt of process so served shall be conclusively presumed as evidenced by a delivery receipt furnished by the postal service or any commercial delivery service.

(D) Other Forums.  Nothing herein shall in any way be deemed to limit the ability of any party hereto to serve any writs, process or summonses in any manner permitted by applicable law or to obtain jurisdiction over any other party hereto in such other jurisdiction, and in such other manner, as may be permitted by applicable law.

(E) Credit Agreement Provisions.  Notwithstanding anything contained in this Warrant to the contrary, the terms set forth in this Section 18 and Section 17 shall not affect or modify the related or similar terms contained in the Credit Agreement (as defined in the Warrant Agreement) or any other instrument or document executed in connection therewith, which shall remain in full force and effect and shall not be affected hereby, it being understood and agreed that in the event of any action, suit, proceeding, claim or similar matter arising under or out of or in connection with the Credit Agreement or such other instruments or documents, the terms set forth in the Credit Agreement or such other instruments or documents shall control.

19. Binding Effect.  This Warrant shall be binding upon any successors or permitted assigns of the Corporation, and, without the prior written consent of the Warrantholder, the Corporation shall not be permitted to assign any of its rights or obligations under this Warrant except in connection with a Business Combination, and if a Business Combination shall occur, the terms set forth in Section 13(B) hereof (and if, applicable, Section 15 hereof) shall apply with respect thereto and if the Corporation shall not be the continuing entity in such Business Combination, the successor thereto shall assume in a writing delivered to the Warrantholder prior to the consummation thereof (which writing shall be reasonably satisfactory in form and substance to the Warrantholder) the obligations of the Corporation hereunder.

20. Amendments.  This Warrant may be amended and the observance of any term of this Warrant may be waived only with (i) in the case of an amendment, the written consent of the Corporation and the Warrantholder, and (ii) in the case of a waiver, the Person waiving rights hereunder.

21. Prohibited Actions. The Corporation agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation.

22. Notices. All communications hereunder, including any notice, request, instruction or other document to be given hereunder by any party to the other, shall be in writing, shall be delivered by hand, registered or certified mail (postage prepaid), nationwide overnight courier, or facsimile or other electronic transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile or other electronic transmission), and (A) if to the Warrantholder, addressed to it at the addresses specified on Schedule I or at such other address as such Warrantholder shall have specified to the Corporation in writing in accordance with the terms hereof, and (B) if to the Corporation, addressed to it at Bronco Drilling Company, Inc., 16217 North May Avenue, Edmond, Oklahoma 73013, Attention:  D. Frank Harrison (Fax:  (405) 285-9234), with a copy to Thompson & Knight LLP, 333 Clay Street, Suite 3300, Houston, TX  77002, Attention:  William T. Heller IV (Fax:  (832) 397-8071), or at such other address as the Corporation shall have specified to the Warrantholder in writing in accordance with the terms hereof.  Any notice so addressed shall be deemed to be given:  if delivered by hand, by facsimile or other electronic communication, on the date of such delivery (subject to compliance with the term set forth above in respect of facsimile or other electronic communications); if mailed by national overnight courier, on the first Business Day following the date of such mailing; and if mailed by registered or certified mail, on the second Business Day after the date of such mailing.

23. Multiple Warrantholders.  If, on any date of determination, there shall be more than one Warrantholder as a result of a Transfer of a portion of this Warrant, then with respect to any consent or approval required of the Warrantholders under the Warrants, such consent or approval shall be binding on all Warrantholders if consented to or approved in writing by the Warrantholder or Warrantholders that own Warrants representing a majority of the Shares issuable upon exercise of all Warrants held by all such Warrantholders as of such date of determination.

24. Entire Agreement.  This Warrant (including the forms attached hereto), the Warrant Agreement and the Transaction Documents, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto, provided that for the avoidance of doubt, nothing contained herein shall affect the terms set forth in the Credit Agreement (as defined in the Warrant Agreement) or the other documents and instruments being executed in connection therewith, all of which shall remain in full force and effect.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized all as of the day and year first above written.

BRONCO DRILLING COMPANY, INC.

By:____________________________________
Name:
Title:

ACKNOWLEDGED AND AGREED
AS OF THE DATE FIRST WRITTEN ABOVE

BANCO INBURSA S.A., INSTITUCIÓN DE
BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA

By:____________________________________
     Name:
     Title:

[FORM OF NOTICE OF EXERCISE]

TO:           Bronco Drilling Company, Inc.

RE:           Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of Common Stock set forth below covered by such Warrant.  The undersigned, in accordance with Section 3 of this Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock.  A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name of the holder set forth below.

Number of Shares of Common Stock: __________________

Method of Payment of Exercise Price (note if cash exercise pursuant to Section 3(i) or cashless exercise pursuant to Section 3(ii) of the Warrant): __________________

Aggregate Exercise Price: __________________

Holder: _________________________________

By: ____________________________________

Name: __________________________________

Title: ___________________________________

Date: ___________________________________

SCHEDULE I

SCHEDULE OF WARRANTHOLDERS

Warrantholder	Address	Initial Number of Shares Subject to Warrants
Banco Inbursa S.A., Institucion de Banca Multiple, Grupo Financiero Inbursa	Banco Inbursa S.A., Institucion de Banca Multiple, Grupo Financiero Inbursa Avenida Insurgentes Sur #3500, PB Colonia Pena Pobre Delegacion Tlalpan, CP 14060 Mexico D.F. Mexico Attention: Eduardo Valdes Acra Facsimile: (52) 55 5520 0525 Confirmation No.: (52) 55 5325 0505 with a copy (which shall not constitute notice) to: Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Attention: Russell L. Leaf Facsimile: (212) 728-8111 Confirmation No.: (212) 728-8000	5,440,770

EXHIBIT B

CERTIFICATE

[separately delivered]

EXHIBIT C

BYLAWS

[separately delivered]